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                                                                      Exhibit 23



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-3, No. 333-15533, 33-58736, 33-60229, 33-78760, 33-72170, 33-68542) and
(Forms S-8 No. 33-45348, 33-75466, 33-88826 and 333-87153) of Enzo Biochem, Inc.
and in the related Prospectus of our report dated October 4, 2001, with respect to the consolidated financial statements and schedule of Enzo Biochem, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended July 31, 2001.

                                                          /s/  Ernst & Young LLP

Melville, New York
October 26, 2001